Exhibit 10.1

FORM OF
EXCHANGE, REDEMPTION AND FORBEARANCE AGREEMENT

EXCHANGE, REDEMPTION AND FORBEARANCE AGREEMENT (the “Agreement”) is made as of the ___ day of August 2020, by and between Rennova Health, Inc., a Delaware corporation (the “Company”) and the investor signatory hereto (the “Investor”).

WHEREAS, the Investor holds certain debt and equity securities of the Company as set forth on Annex I attached hereto (“Existing Securities”);

WHEREAS, the Company and Christopher Diamantis are currently in breach and default of their respective obligations in respect of the Existing Securities (“Existing Defaults”) and continue to accrue liquidated damages, late fees and other amounts as a result of such Existing Defaults (“Late Fees”);

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on Section 3(a)(9) of the Securities Act, the Company desires to exchange with the Investor, and the Investor desires to exchange with the Company, certain of the Existing Securities for the Company’s Series N Convertible Redeemable Preferred Stock (“Preferred Stock”), which shall have the rights and preferences sent forth in the Certificate of Designation for the Preferred Stock in the form of Exhibit A attached hereto;

WHEREAS, the Company wishes to redeem, and the Investor wishes to consent to the redemption of, $[___] million of certain of the Existing Securities within 90 days of the date hereof and subject to receipt of such payment the Investor is willing to forbear on collecting any Late Fees after the date hereof; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange (the “Exchange”) the Existing Securities set forth in Group A on Annex A attached hereto for _______ shares of Preferred Stock. Subject to the conditions set forth below, the Exchange shall take place at the offices of Ellenoff Grossman & Schole LLP, on the second Trading Day (as defined below) after the date hereof, or at such other time and place as the Company and the Investor mutually agree (the “Closing” and the “Closing Date”). On the Closing Date, the Company shall deliver the shares of Preferred Stock to the Investor or its designee in accordance with the Investor’s delivery instructions set forth on the Investor signature page hereto. Upon receipt of the shares of Preferred Stock in accordance with this Section 1, all of the Investor’s rights under the Existing Securities set forth in Group A on Annex A shall be extinguished. The Investor shall tender to the Company such Existing Securities within three Trading Days (as defined below) of the Closing Date. As used herein, “Trading Day” means any day on which the Common Stock is traded or quoted on the principal trading market for the Common Stock. The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1

2. Redemption. In consideration for the Exchange, as soon as possible following the date hereof and in any event within 90 days of the date hereof (“Redemption Deadline”), the Company shall redeem (“Redemption”) $10,000,000 (less any redemption amounts paid to any affiliate of the Holder pursuant to identical terms hereunder) (“Redemption Amount”) of the Existing Securities set forth in Group B of Annex A. The Redemption may occur in one or more Redemptions prior to the Redemption Deadline. The Company shall provide the Investor with prior written notice of a Redemption and within 2 Trading Days of such notice shall pay the amount indicated in such notice in United States dollars and in immediately available funds to the account specified on the Investor’s signature page hereto. The order of redemption of the Existing Securities set forth in Group B shall be set forth in Annex A and shall not be reordered without the prior written consent of the Investor. Upon receipt of the Redemption payment, all of the Investor’s rights under the Existing Securities subject to such Redemption, as set forth in Group B on Annex A, shall be extinguished. In the event that the Redemption occurred in full on or before the earlier of (i) Redemption Deadline and the Termination Date (as defined below), any Late Fees that accrued and were otherwise payable from the date hereof until the Redemption Deadline shall be waived by the Investor. Additionally, until the earlier of the Redemption Deadline and the Termination Date, the Investor agrees not to sell, dispose of, transfer, convert or exercise any of the Existing Securities set forth in Group B on Annex A without the prior written consent of the Company.

3. Forbearance. The Company hereby requests, and the Investor hereby agrees that, prior to the Redemption Deadline, the Investor shall forbear from enforcing the remedies available to the Investor under the Existing Securities and in respect of the Existing Defaults, including but not limited to demand for Late Fees (“Forbearance”). The Forbearance shall terminate and be of no further force or effect on the earliest to occur of the following (the earliest such date being referred to herein as the “Termination Date”): (i) the date, if any, on which a petition for relief under the United States Bankruptcy Code or any similar state law is filed by or against the Company or Mr. Chris Diamantis, (ii) the date that the Company or Mr. Diamantis defaults (following the provision of written notice and the expiration of any applicable period of cure) on any obligations under the Existing Securities other than the Existing Defaults, (iii) The Redemption Deadline if the Redemption has not occurred in full by such date and (iv) the Company is no longer current with its periodic reports filed with the Commission. Following the Termination Date, the Investor’s agreement hereunder to forbear shall automatically and without further notice or action terminate and be of no force and effect, it being understood and agreed that the effect of the occurrence of the Termination Date will be to permit the Investor to exercise such rights and remedies hereunder, under the Existing Securities, or applicable law, immediately without any further notice, passage of time or forbearance of any kind, including but not limited to the collection of any Late Fees that accrued prior to the Termination Date. The Company and Mr. Diamantis agree, severally and jointly (to the extent Mr. Diamantis is liable on such Obligations), that all of the Obligations (as defined in the Security Agreement pursuant to which the Existing Securities were issued shall, if not sooner paid, be absolutely and unconditionally due and payable in full in cash or other immediately available funds by the Company and Mr. Diamantis, severally and jointly (to the extent Mr. Diamantis is liable on such Obligations), on the Termination Date. Except as expressly modified by this Agreement, the Company and Mr. Diamantis hereby acknowledge, confirm and ratify all of the terms and conditions set forth in, and all of its obligations under, the Existing Securities, which agreements are valid, binding and in full force and effect. The Company and Mr. Diamantis each represent and agree that neither the Company nor Mr. Diamantis has any offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the liability or amount of the Obligations.

2

4. Contingent Exchange. In the event that the Redemption of the full Redemption Amount of the Existing Securities set forth in Group B set forth on Annex I attached hereto occurs on or before the Redemption Deadline, subject to the terms and conditions of this Agreement, the Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange (the “Contingent Exchange”) the Existing Securities set forth in Group B on Annex A attached hereto that are not redeemed pursuant to Section 2 for a number of shares of Preferred Stock equal to the principal amount outstanding of such Existing Securities divided by $1,000. Subject to the conditions set forth below, the Exchange shall take place at the offices of Ellenoff Grossman & Schole LLP, on the second Trading Day after the date that the Redemption of the full Redemption Amount of the Existing Securities set forth in Group B is completed, or at such other time and place as the Company and the Investor mutually agree (the “Contingent Closing” and the “Contingent Closing Date”). On the Contingent Closing Date, the Company shall deliver the shares of Preferred Stock to the Investor or its designee in accordance with the Investor’s delivery instructions set forth on the Investor signature page hereto. Upon receipt of the shares of Preferred Stock in accordance with this Section 4, all of the Investor’s rights under the Existing Securities set forth in Group B and exchanged hereunder shall be extinguished. The Investor shall tender to the Company such Existing Securities within three Trading Days of the Contingent Closing Date.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

5.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

5.2 Authorization. Other than the Shareholder Approval, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of), the Exchange, and the issuance of the shares of Preferred Stock and the shares of Common Stock issuable upon conversion or exercise of the shares of Preferred Stock have been taken on or prior to the date hereof.

5.3 Valid Issuance of the Securities. The Preferred Stock and shares of Common Stock issuable upon conversion thereof, as applicable (collectively, the “Securities”), when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

5.4 Offering. Subject to the truth and accuracy of the Investor’s representations set forth in Section 6 of this Agreement, the offer and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

3

6. Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

6.1 Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

6.2 Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

6.3 Reliance on Exemptions. The Investor understands that the Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

7. Additional Covenants.

7.1 Disclosure. The Company shall, on or before 9:30 a.m., New York City time, on the first business day after the date of this Agreement, issue a Current Report on Form 8-K (collectively, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate.

7.2 Listing. The Company shall use its best efforts to maintain the listing or designation for quotation (as applicable) of all of the shares of Common Stock underlying the Preferred Stock upon each national securities exchange and automated quotation system on which the Common Stock is currently listed or designated while such securities are outstanding. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.2.

4

7.3 Tacking. Subject to the truth and accuracy of the Investor’s representations set forth in Section 6 of this Agreement, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the shares of Preferred Stock issued in Exchange for the Existing Securities will tack back to the original issue dates of each such Existing Securities pursuant to Rule 144 and the Company agrees not to take a position to the contrary.

7.4 Survival of Covenants. Sections 4.1, 4.3, 4.5, 4.6, 4.8, 4.10, 4.11, 4.12 (subject to the limitations set forth in that certain Securities Purchase Agreement dated as of the August 31, 2017, with the Company, the Investor and certain other investors signatory thereto), 4.13(b) and 4.15 of the Purchase Agreement shall survive and be incorporated by reference into this Agreement and Preferred Stock and the shares underlying the Preferred Stock issuable hereunder shall for all such purposes be deemed “Preferred Stock”, “Securities”, “Conversion Shares” and “Underlying Shares” as applicable and as used under such Securities Purchase Agreement as if the Preferred Stock were issued pursuant to such agreement.

7.5 Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

7.6 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8. Miscellaneous.

8.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5

8.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

Rennova Health, Inc.

931 Village Boulevard, Suite 905

West Palm Beach, Florida 33409

Attention: Chief Executive Officer

Telephone: (561) 855-1626

Facsimile: (561) 282-3417

E-mail: slagan@rennovahealth.com

With a copy to:

Shutts & Bowen LLP

200 South Biscayne Boulevard, Suite 4100

Miami, FL 33131

Telephone: (305) 379-9141

Facsimile: (305) 347-7767

Email: TCookson@shutts.com

6

If to the Investor, to its address, facsimile number and email address set forth on its signature page hereto,

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

8.5 Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.

8.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

8.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.8 Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

8.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.12 Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the each of the Closing and Contingent Closing and delivery of the Securities.

8.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURES ON THE FOLLOWING PAGES]

7

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

RENNOVA HEALTH, INC.

By:
Name:
Title:

Chris Diamantis

8

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Investor:

Address for Delivery of Securities to Investor (if not same as address for notice):

[SIGNATURE PAGES CONTINUE]

9